UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

NEW YORK COMMUNITY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 24, 2024

Dear Shareholder:

The upcoming Annual Meeting of New York Community Bancorp, Inc. shareholders on June 5, 2024 is fast approaching, and according to our current records, we have not yet received your vote.

Your vote matters. This is a unique opportunity to make a direct impact on your investment. Please also note that by voting, you will be removed from future communications about the meeting.

Your Board of Directors unanimously recommends that shareholders vote FOR Proposals 1-9, AGAINST Proposal 10, and FOR Proposal 11. Approval of Proposals 4, 6 and 7 specifically are expected to provide material capital and financial benefits to the Company, such as improving the Company’s tangible common equity, as further explained in the Proxy Statement. Proxy advisory services ISS and Glass Lewis have both recommended that NYCB shareholders vote FOR Proposals 4, 6 and 7, consistent with the recommendation of the NYCB Board of Directors.

Voting is easy! You can vote through the Internet or by telephone. Please vote as soon as possible.

Thank you for your support.

Joseph M. Otting

President and Chief Executive Officer

REMEMBER:

You can vote by telephone, via the Internet,

or by following the easy instructions on the enclosed

proxy card or voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 877-717-3898